Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
VIZIO Holding Corp.:
We consent to the use of our report included in the annual report on Form 10-K of VIZIO Holding Corp. for the year ended December 31, 2021 incorporated by reference herein.
/s/ KPMG LLP

Los Angeles, California
March 10, 2022